Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hollander: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter 2025 Results

Second Quarter 2025 Financial Highlights

•
GAAP net income available to common shareholders of $215.4 million, or $2.82 per diluted common share, an increase of 112.5% as compared to the second quarter of 2024.
•
Net operating income available to common shareholders(i) of $225.4 million, or $2.96 per diluted common share, an increase of 112.9% as compared to the second quarter of 2024.
•
Operating pre-tax, pre-provision (operating PTPP)(i) income of $309.2 million, compared to $233.3 million in the first quarter of 2025.
•
Second quarter 2025 return on average assets of 1.29% and return on average common equity of 12.7%.
•
Efficiency ratio improved to 53.4% as compared to 63.4% in the second quarter of 2024.
•
Net interest margin on a fully taxable equivalent basis of 3.10%, up 14 basis points from the linked quarter.
•
Average loans increased 12.7% on a linked-quarter basis to $36.4 billion; average loans increased $12.6 billion, or 52.9% as compared to the second quarter of 2024.
•
Net interest income of $467.0 million, an increase of 17.4% on a linked-quarter basis.
•
Noninterest income of $222.2 million, an increase of 33.7% from the linked quarter.
•
Noninterest income included approximately $37.7 million in pre-tax gains from the company's investments in successful private entities, including $29.4 million from the company's investment in Voyager Technologies, Inc. (VOYG), which went public in June 2025.
•
Expenses of $393.2 million included $13.5 million in acquisition-related costs, as well as $8.3 million of charitable contribution expense.
•
End-of-period loans were $36.8 billion at June 30, 2025.
•
Average deposits increased 10.7% on a linked-quarter basis to $55.6 billion.
•
End-of-period deposits were $60.0 billion at June 30, 2025.
•
Total assets at June 30, 2025 were $71.8 billion, up 61.4% from $44.5 billion as of June 30, 2024.
•
Second quarter net charge-offs improved to 17 basis points of average loans; nonperforming loans improved to 26 basis points of total loans, from 28 basis points at March 31, 2025.
•
Completed an underwritten public offering of Series B non-cumulative perpetual preferred stock during the second quarter that netted approximately $294.1 million in Tier 1 regulatory capital.
•
Successfully integrated the acquired Heartland Financial, USA, Inc. (HTLF) Minnesota franchise to core UMB systems in mid-July; on track to convert the remaining HTLF franchises in October 2025.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (July 29, 2025) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the second quarter of 2025 of $215.4 million, or $2.82 per diluted share, compared to $79.3 million, or $1.21 per diluted share, in the first quarter (linked quarter) and $101.3 million, or $2.07 per diluted share, in the second quarter of 2024.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure, was $225.4 million, or $2.96 per diluted share, for the second quarter of 2025, compared to $168.9 million, or $2.58 per diluted share, for the linked quarter and $105.9 million, or $2.16 per diluted share, for the second quarter of 2024. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $309.2 million, or $4.06 per diluted share, for the second quarter of 2025, compared to $233.3 million, or $3.57 per diluted share, for the linked quarter, and $146.8 million, or $3.00 per diluted share, for the second quarter of 2024. These operating PTPP results represent increases of 32.5% on a linked-quarter basis and 110.6% compared to the second quarter of 2024.

“Our strong second quarter financial results were once again facilitated by strong growth on both sides of our balance sheet, outsized fee income gains, improved asset quality metrics and improved operating leverage,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer. “Total revenues of $689.2 million in the second quarter represented a 22.2% increase from the prior quarter, driven both by organic growth from legacy UMB operations as well as the continued benefits of the acquired Heartland franchise. On a linked quarter basis, average loans increased 12.7% to $36.4 billion while average deposits increased 10.7% to $55.6 billion. On an operating basis, net operating income available to common shareholders more than doubled to $225.4 million from the year-ago quarter and increased 33.5% from the linked quarter. Net interest margin expanded 14 basis points sequentially to 3.10%, driven by the benefits of Heartland’s granular core deposit base. Fee income benefited primarily from net increases in the value of the portfolio investments managed by UMB Capital Corporation as well as other private investments. We have a successful track record of investing in and financing emerging businesses, and we had yet another successful outcome with our investment in Voyager Technologies, Inc. which went public in June resulting in a pre-tax gain of $29.4 million in the second quarter. Net charge-offs for the second quarter improved to $15.5 million or 17 basis points of average loans which included $6.5 million in losses related to the acquired Heartland loan portfolio."

Kemper continued, “I am extremely proud of the teams that continue to work tirelessly to deliver a seamless transition to our customers from the Heartland acquisition. In July, we successfully converted the Minnesota franchise of Heartland to the core UMB platform and remain on track to convert the rest of the acquired operations in October.”

Second Quarter 2025 earnings discussion

Note: The acquisition of HTLF closed on January 31, 2025; as such, financial results for the second quarter of 2025 include three months of impact from the acquired operations, compared to two months of impact in the first quarter of 2025. Financial results in the second quarter of 2024 were impacted by $9.6 million in acquisition-related expense and do not include any impact of the acquired operations of HTLF.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q2	Q1	Q2
	2025	2025	2024
Net income (GAAP)	$217,394	$81,333	$101,345
Net income available to common shareholders (GAAP)	215,382	79,320	101,345
Earnings per common share - diluted (GAAP)	2.82	1.21	2.07

Operating pre-tax, pre-provision income (Non-GAAP)(i)	309,182	233,293	146,840
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	4.06	3.57	3.00

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	317,473	240,798	153,247
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	4.17	3.68	3.13

Net operating income available to common shareholders (Non-GAAP)(i)	225,379	168,878	105,873
Operating earnings per common share - diluted (Non-GAAP)(i)	2.96	2.58	2.16

GAAP
Return on average assets	1.29%	0.54%	0.96%
Return on average common equity	12.72	5.86	12.73
Efficiency ratio	53.38	65.19	63.37

Non-GAAP(i)
Operating return on average assets	1.35%	1.14%	1.00%
Operating return on average common equity	13.31	12.47	13.30
Operating efficiency ratio	51.48	55.56	61.86

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2025	2024
Net income (GAAP)	$298,727	$211,603
Net income available to common shareholders (GAAP)	294,702	211,603
Earnings per common share - diluted (GAAP)	4.16	4.32

Operating pre-tax, pre-provision income (Non-GAAP)(i)	542,475	304,291
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	7.65	6.22

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	558,271	317,214
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	7.87	6.48

Net operating income available to common shareholders (Non-GAAP)(i)	394,257	226,585
Operating earnings per common share - diluted (Non-GAAP)(i)	5.56	4.63

GAAP
Return on average assets	0.94%	1.01%
Return on average common equity	9.67	13.41
Efficiency ratio	58.69	63.41

Non-GAAP(i)
Operating return on average assets	1.25%	1.08%
Operating return on average common equity	12.94	14.36
Operating efficiency ratio	53.31	60.94

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Net interest income	$467,024	$397,639	$245,108	$69,385	$221,916
Noninterest income:
Trust and securities processing	83,263	79,781	70,010	3,482	13,253
Trading and investment banking	6,170	5,911	5,461	259	709
Service charges on deposit accounts	28,865	27,457	22,261	1,408	6,604
Insurance fees and commissions	189	178	267	11	(78)
Brokerage fees	20,525	18,102	14,020	2,423	6,505
Bankcard fees	29,018	26,293	22,346	2,725	6,672
Investment securities gains (losses), net	37,685	(4,782)	(1,867)	42,467	39,552
Other	16,470	13,258	12,421	3,212	4,049
Total noninterest income	$222,185	$166,198	$144,919	$55,987	$77,266
Total revenue	$689,209	$563,837	$390,027	$125,372	$299,182
Net interest income (FTE)	$475,315	$405,144	$251,515
Net interest margin (FTE)	3.10%	2.96%	2.51%
Total noninterest income as a % of total revenue	32.2	29.5	37.2

Net interest income

•
Second quarter 2025 net interest income totaled $467.0 million, an increase of $69.4 million, or 17.4%, from the linked quarter, driven primarily by continued organic growth in average loans,

and one additional month of benefit from the acquired HTLF franchise, including the favorable impact of purchase accounting accretion attributable to the acquisition. These increases were partially offset by higher interest expense driven by strong deposit growth.
•
Average earning assets increased $5.9 billion, or 10.6%, from the linked quarter, largely driven by an increase of $4.1 billion in average loans and an increase of $1.8 billion in average securities.
•
Average interest-bearing liabilities increased $4.5 billion, or 11.3%, from the linked quarter, primarily driven by an increase of $4.4 billion, or 11.9%, in interest-bearing deposits. Average non-interest bearing deposits increased $975.0 million, or 7.3%, as compared to the linked quarter.
•
Net interest margin for the second quarter was 3.10%, an increase of 14 basis points from the linked quarter, due to higher yields on loans and securities driven in large part by the net impact of purchase accounting accretion income on acquired assets and liabilities from HTLF, and earning asset mix changes. Average loan yields increased 13 basis points and total earning asset yields increased 17 basis points from the linked quarter. Total cost of funds increased two basis points from the linked quarter to 2.60%.
•
On a year-over-year basis, net interest income increased $221.9 million, or 90.5%, driven by a $21.2 billion, or 52.7%, increase in average earning assets, primarily due to rate and mix changes related to the acquisition of HTLF. Average loans increased $12.6 billion, average securities increased $5.0 billion, and average interest bearing due from banks increased $3.2 billion.
•
Average deposits increased 62.1% compared to the second quarter of 2024, reflecting strong organic growth as well as the impact of acquired HTLF balances, partially offset by intentional decline in brokered certificate of deposit balances. Average interest-bearing deposits increased 70.2%, and noninterest-bearing demand deposit balances increased 42.6% compared to the second quarter of 2024. Average demand deposit balances comprised 25.9% of total deposits, compared to 26.7% in the linked quarter and 29.4% in the second quarter of 2024.
•
Average borrowed funds increased $85.1 million as compared to the linked quarter and decreased $1.1 billion as compared to the second quarter of 2024, driven by the acquisition of HTLF and the repayment of borrowings under the BTFP and FHLB advances, respectively.

Noninterest income

•
Second quarter 2025 noninterest income increased $56.0 million, or 33.7%, on a linked-quarter basis, largely due to:
o
An increase of $42.5 million in investment securities gains, primarily driven by the pre-tax gain of $29.4 million on the company's investment in Voyager Technologies, Inc., which completed its initial public offering in June 2025, coupled with pre-tax gains of $8.2 million on the sale of two non-marketable investments in the second quarter, as compared to $5.3 million in net losses on the company's non-marketable securities during the linked quarter.
o
An increase of $3.5 million in trust and securities processing, primarily due to increases of $2.1 million in fund services income, $0.8 million in trust income, and $0.6 million in corporate trust income.
o
Increases of $2.7 million in bankcard income due to increased interchange income, partially offset by increased rebates expense, and $2.4 million in brokerage income due to higher 12b-1 fees and money market income.

o
Increases of $1.9 million and $1.6 million in company-owned life insurance income and derivative income, respectively, both recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation expense as noted below.
•
Compared to the prior year, noninterest income in the second quarter of 2025 increased $77.3 million, or 53.3%, primarily driven by:

o
An increase of $39.6 million in investment securities gains, primarily driven by the pre-tax gain of $29.4 million on the company's investment in Voyager Technologies, Inc., coupled with pre-tax gains of $8.2 million on the sale of two non-marketable investments, both recorded in the second quarter of 2025, as compared to $1.8 million in net losses on the company's non-marketable securities during the second quarter of 2024.
o
An increase of $13.3 million in trust and securities processing driven by increases of $5.0 million in trust income, $4.9 million in fund services income, and $3.3 million in corporate trust income.
o
Increases of $6.7 million in bankcard income due to increased interchange income, partially offset by increased rebates expense, and $6.5 million in brokerage income due to higher 12b-1 fees and money market income.
o
An increase of $6.6 million in service charges on deposit accounts, primarily driven by increased service charge income on interest-bearing checking accounts, largely due to the HTLF acquisition and increased corporate service charges income.
o
An increase of $4.0 million in other income, primarily driven by $1.3 million in recoveries of loans previously charged off by HTLF recorded in the second quarter of 2025, and an increase of $1.1 million in loan syndication income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Salaries and employee benefits	$213,551	$221,398	$142,861	$(7,847)	$70,690
Occupancy, net	18,571	16,069	11,723	2,502	6,848
Equipment	16,426	16,948	15,603	(522)	823
Supplies and services	6,383	4,785	3,404	1,598	2,979
Marketing and business development	11,344	7,998	6,598	3,346	4,746
Processing fees	43,638	40,850	29,701	2,788	13,937
Legal and consulting	18,468	28,606	16,566	(10,138)	1,902
Bankcard	12,363	12,795	11,818	(432)	545
Amortization of other intangible assets	25,268	17,482	1,911	7,786	23,357
Regulatory fees	9,259	8,237	2,568	1,022	6,691
Other	17,897	9,619	6,314	8,278	11,583
Total noninterest expense	$393,168	$384,787	$249,067	$8,381	$144,101

•
GAAP noninterest expense for the second quarter of 2025 was $393.2 million, an increase of $8.4 million, or 2.2%, from the linked quarter and $144.1 million, or 57.9% from the second quarter of 2024. Second quarter 2025 expenses included $13.5 million in total acquisition-related and other nonrecurring costs, compared to $53.2 million in the linked quarter and $9.6 million in the second quarter of 2024. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $380.0 million for the second quarter of 2025, an increase of $49.5 million, or 15.0%, from the linked quarter and an increase of $136.8 million, or 56.3%, from the second quarter of 2024. Noninterest expense in the second quarter of 2025 also included $8.3 million in charitable contribution expenses, compared to $0.5 million in the linked quarter and $0.3 million in the second quarter of 2024.
•
The linked-quarter increase in GAAP noninterest expense was driven by:
o
Increases of $16.8 million in salary and wage expense and $0.9 million in deferred compensation expense, recorded in salaries and employee benefits. The increase in salary and wage expense is driven by a full quarter of expense for associates added as a result of the HTLF acquisition, compared to only two months of expense for these associates in the first quarter. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
Increases of $7.8 million in amortization of intangibles driven by the acquisition, $7.7 million in charitable contribution expense, recorded in other expense, and $3.3 million in marketing and business development driven by timing of multiple advertising campaigns and increased travel and entertainment expense. Amortization of intangibles includes amortization of the core deposit intangible, customer list, and purchased credit card relationship intangibles recognized from the HTLF acquisition.
o
An increase of $2.8 million in processing fees due to increased software subscription costs and an increase of $2.5 million in occupancy expense, both driven by additional expense related to the acquisition.
o
Increases of $1.6 million in supplies and services expense due to purchases of hardware during the second quarter and $1.0 million in regulatory fees driven by the increase in the FDIC assessment base as a result of the acquisition.
o
These increases were partially offset by the following decreases:
▪
Decreases of $19.0 million in bonus and commission expense, and $8.3 million in payroll taxes and 401(k) expense, both recorded in salaries and employee benefits, driven by severance, retention bonuses, and change in control payments made to HTLF associates in the first quarter. Non-recurring acquisition costs of $4.3 million were included in salaries and employee benefits expense in the second quarter of 2025, as compared to $33.3 million in the linked quarter. This decrease in non-recurring costs was partially offset by higher incentive compensation accruals tied to company performance during the second quarter.
▪
A decrease of $10.1 million in legal and consulting expense, driven by the significant expense recorded in the first quarter of 2025 related to the acquisition. In the first quarter of 2025, $19.0 million of non-recurring transaction costs were recorded in legal and consulting expense, compared to $7.5 million in the second quarter.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
Increases of $70.7 million in salaries and employee benefits expense, driven by the additional associates added as part of the HTLF acquisition, and $23.4 million in amortization of intangibles. Amortization of intangibles includes amortization of the core deposit intangible, customer list, and purchased credit card relationship intangibles recognized from the HTLF acquisition.
o
Increases of $13.9 million in processing fees, driven by increased software subscription costs, and $11.6 million in other expense, primarily due to higher charitable contributions and operational losses during the second quarter of 2025.

o
Increases of $6.8 million in occupancy expense due to branch buildings and office locations added to the company's footprint related to the HTLF acquisition, and $6.7 million in regulatory fees driven by the increase in the FDIC assessment base as a result of the acquisition. Additionally, the second quarter of 2024 included a $3.8 million reduction in the FDIC special assessment as compared to a reduction of $0.7 million in the second quarter of 2025.
o
Increases of $4.7 million in marketing and business development driven by timing of multiple advertising campaigns and increased travel and entertainment expense, $3.0 million in supplies and services due to increased computer hardware costs in 2025, and $1.9 million in legal and consulting expense due to the timing of multiple projects.
•
Second quarter 2025 noninterest expense included $13.5 million in total acquisition-related and other nonrecurring costs, compared to $53.2 million in the linked quarter, and $9.6 million in the second quarter of 2024. During the second quarter of 2025, this expense was composed primarily of $7.5 million in legal and consulting expense, $4.3 million in salaries and employee benefits, and $1.1 million in supplies and services expense. During the linked quarter, the $53.2 million in acquisition-related expense was primarily composed of $33.3 million in salaries and employee benefits expense and $19.0 million in legal and consulting expense. During the second quarter of 2024, acquisition-related expense was primarily composed of $9.4 million in legal and consulting expense.

Income taxes

•
The company’s effective tax rate was 18.8% for the six months ended June 30, 2025, compared to 18.9% for the same period in 2024.

Balance sheet

•
Average total assets for the second quarter of 2025 were $66.9 billion compared to $60.0 billion for the linked quarter and $42.5 billion for the same period in 2024.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Commercial and industrial	$14,213,008	$12,761,998	$9,926,855	$1,451,010	$4,286,153
Specialty lending	561,669	522,583	502,646	39,086	59,023
Commercial real estate	16,163,813	14,074,863	9,360,991	2,088,950	6,802,822
Consumer real estate	4,255,571	3,819,602	2,998,560	435,969	1,257,011
Consumer	295,118	264,467	159,743	30,651	135,375
Credit cards	754,601	689,645	617,502	64,956	137,099
Leases and other	162,973	176,539	239,532	(13,566)	(76,559)
Total loans	$36,406,753	$32,309,697	$23,805,829	$4,097,056	$12,600,924

•
Average loans for the second quarter of 2025 increased $4.1 billion, or 12.7%, on a linked-quarter basis and $12.6 billion, or 52.9%, compared to the second quarter of 2024. These increases reflect continued organic momentum across legacy UMB geographies, as well as the impact of acquired HTLF balances.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Securities available for sale:
U.S. Treasury	$1,806,041	$1,397,844	$900,348	$408,197	$905,693
U.S. Agencies	85,969	133,852	210,151	(47,883)	(124,182)
Mortgage-backed	6,285,195	5,303,047	3,667,289	982,148	2,617,906
State and political subdivisions	2,403,741	2,084,441	1,213,000	319,300	1,190,741
Corporates	271,915	317,378	323,751	(45,463)	(51,836)
Collateralized loan obligations	553,844	398,418	336,273	155,426	217,571
Total securities available for sale	$11,406,705	$9,634,980	$6,650,812	$1,771,725	$4,755,893
Securities held to maturity:
U.S. Agencies	$49,643	$112,547	$120,563	$(62,904)	$(70,920)
Mortgage-backed	2,439,844	2,492,446	2,656,096	(52,602)	(216,252)
State and political subdivisions	3,108,030	3,022,878	2,798,371	85,152	309,659
Total securities held to maturity	$5,597,517	$5,627,871	$5,575,030	$(30,354)	$22,487
Trading securities	$16,693	$20,863	$26,381	$(4,170)	$(9,688)
Other securities	679,212	586,866	448,015	92,346	231,197
Total securities	$17,700,127	$15,870,580	$12,700,238	$1,829,547	$4,999,889

•
Average total securities increased 11.5% on a linked-quarter basis and 39.4% compared to the second quarter of 2024.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Deposits:
Noninterest-bearing demand	$14,403,211	$13,428,205	$10,103,035	$975,006	$4,300,176
Interest-bearing demand and savings	37,958,601	33,991,906	21,914,116	3,966,695	16,044,485
Time deposits	3,287,556	2,864,408	2,323,610	423,148	963,946
Total deposits	$55,649,368	$50,284,519	$34,340,761	$5,364,849	$21,308,607
Noninterest bearing deposits as % of total	25.9%	26.7%	29.4%

•
Average deposits increased 10.7% on a linked-quarter basis and 62.1% compared to the second quarter of 2024. These increases reflect continued organic momentum across legacy UMB geographies as well as the impact of acquired HTLF balances.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2025	March 31, 2025	June 30, 2024
Total equity	$7,285,765	$6,748,434	$3,227,347
Total common equity	6,885,023	6,637,730	3,227,347
Accumulated other comprehensive loss, net	(442,047)	(492,698)	(605,634)
Book value per common share	90.68	87.43	66.21
Tangible book value per common share (Non-GAAP)(i)	59.80	56.40	60.58

Regulatory capital:
Common equity Tier 1 capital	$4,974,093	$4,767,403	$3,591,755
Tier 1 capital	5,378,860	4,878,108	3,591,755
Total capital	6,438,598	5,914,197	4,214,712

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.39%	10.11%	11.14%
Tier 1 risk-based capital ratio	11.24	10.35	11.14
Total risk-based capital ratio	13.46	12.54	13.08
Tier 1 leverage ratio	8.34	8.47	8.50

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At June 30, 2025, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•
During the second quarter, the company completed an underwritten public offering of Series B non-cumulative perpetual preferred stock that netted approximately $294.1 million in Tier 1 regulatory capital.
•
In June 2025, the company announced the redemption of $115.0 million in outstanding Series A non-cumulative perpetual preferred stock. This redemption was completed in mid-July 2025.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2025	2025	2024	2024	2024
Net charge-offs - total loans	$15,462	$35,872	$8,935	$8,454	$2,856
Net loan charge-offs as a % of total average loans	0.17%	0.45%	0.14%	0.14%	0.05%
Loans over 90 days past due	$6,813	$6,346	$7,602	$7,133	$5,644
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.03%	0.03%	0.02%
Nonaccrual and restructured loans	$97,029	$100,885	$19,282	$19,291	$13,743
Nonaccrual and restructured loans as a % of total loans	0.26%	0.28%	0.08%	0.08%	0.06%
Provision for credit losses	$21,000	$86,000	$19,000	$18,000	$14,050

•
Provision for credit losses for the second quarter decreased $65.0 million from the linked quarter and increased $7.0 million from the second quarter of 2024. Provision in the first quarter of 2025 included $62.0 million for Day 1 provision expense to establish an allowance for credit losses on acquired HTLF loans that were designated as non-purchase credit deteriorated (non-PCD) at the close of the transaction. The remainder of the change in provision expense is driven by ongoing recalibrations of econometric loss models and general portfolio trends in the current periods as compared to the prior periods.

•
Net charge-offs for the second quarter totaled $15.5 million, or 0.17% of average loans, compared to $35.9 million, or 0.45% of average loans in the linked quarter, and $2.9 million, or 0.05% of average loans for the second quarter of 2024. Approximately $6.5 million of the net charge-offs in the second quarter of 2025 were related to loans acquired from HTLF as compared to $29.7 million of the net charge-offs in the first quarter of 2025.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.40 per share quarterly cash dividend, payable on October 1, 2025, to stockholders of record of the company's common stock at the close of business on September 10, 2025. Additionally, the Board of Directors declared a dividend of $264.79 per share of the Company's Series B 7.75% preferred stock, which results in a dividend of $0.66 per depositary share. The preferred stock dividend is payable on October 15, 2025, to stockholders of record of the preferred stock as of the close of business on September 30, 2025.

Conference Call

The company will host a conference call to discuss its second quarter 2025 earnings results on Wednesday, July 30, 2025, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 601688. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2025 Conference Call

A replay of the conference call may be heard through August 13, 2025, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 929563. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period.

Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the Company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2025	2024
ASSETS
Loans	$36,807,933	$24,197,462
Allowance for credit losses on loans	(389,918)	(239,167)
Net loans	36,418,015	23,958,295
Loans held for sale	5,738	4,211
Securities:
Available for sale	12,162,688	7,107,373
Held to maturity, net of allowance for credit losses	5,495,182	5,546,634
Trading securities	24,698	28,981
Other securities	718,815	447,650
Total securities	18,401,383	13,130,638
Federal funds sold and resell agreements	737,191	247,462
Interest-bearing due from banks	10,026,186	4,640,418
Cash and due from banks	1,087,696	464,719
Premises and equipment, net	395,195	226,860
Accrued income	327,390	237,874
Goodwill	1,812,694	207,385
Other intangibles, net	531,918	67,141
Other assets	2,016,747	1,284,411
Total assets	$71,760,153	$44,469,414

LIABILITIES
Deposits:
Noninterest-bearing demand	$18,481,469	$12,034,606
Interest-bearing demand and savings	38,214,606	22,400,255
Time deposits under $250,000	1,935,968	1,421,513
Time deposits of $250,000 or more	1,354,966	661,196
Total deposits	59,987,009	36,517,570
Federal funds purchased and repurchase agreements	2,932,606	2,217,033
Short-term debt	—	1,300,000
Long-term debt	657,324	384,245
Accrued expenses and taxes	389,669	352,778
Other liabilities	507,780	470,441
Total liabilities	64,474,388	41,242,067

SHAREHOLDERS' EQUITY
Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	110,705	—
Series B Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	294,062	—
Common stock	78,666	55,057
Capital surplus	4,000,973	1,132,301
Retained earnings	3,409,706	2,984,152
Accumulated other comprehensive loss, net	(442,047)	(605,634)
Treasury stock	(166,300)	(338,529)
Total shareholders' equity	7,285,765	3,227,347
Total liabilities and shareholders' equity	$71,760,153	$44,469,414

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
INTEREST INCOME
Loans	$612,414	$400,351	$1,139,818	$785,917
Securities:
Taxable interest	122,237	61,582	220,533	122,693
Tax-exempt interest	33,024	25,077	62,987	50,410
Total securities income	155,261	86,659	283,520	173,103
Federal funds and resell agreements	8,733	3,674	15,685	6,736
Interest-bearing due from banks	73,874	47,174	148,859	91,862
Trading securities	255	424	625	729
Total interest income	850,537	538,282	1,588,507	1,058,347
INTEREST EXPENSE
Deposits	343,153	240,525	646,559	464,400
Federal funds and repurchase agreements	27,423	28,081	53,213	55,743
Other	12,937	24,568	24,072	53,662
Total interest expense	383,513	293,174	723,844	573,805
Net interest income	467,024	245,108	864,663	484,542
Provision for credit losses	21,000	14,050	107,000	24,050
Net interest income after provision for credit losses	446,024	231,058	757,663	460,492
NONINTEREST INCOME
Trust and securities processing	83,263	70,010	163,044	139,488
Trading and investment banking	6,170	5,461	12,081	10,923
Service charges on deposit accounts	28,865	22,261	56,322	43,018
Insurance fees and commissions	189	267	367	550
Brokerage fees	20,525	14,020	38,627	27,180
Bankcard fees	29,018	22,346	55,311	44,314
Investment securities gains (losses), net	37,685	(1,867)	32,903	7,504
Other	16,470	12,421	29,728	31,186
Total noninterest income	222,185	144,919	388,383	304,163
NONINTEREST EXPENSE
Salaries and employee benefits	213,551	142,861	434,949	285,867
Occupancy, net	18,571	11,723	34,640	23,993
Equipment	16,426	15,603	33,374	32,106
Supplies and services	6,383	3,404	11,168	6,705
Marketing and business development	11,344	6,598	19,342	12,623
Processing fees	43,638	29,701	84,488	57,637
Legal and consulting	18,468	16,566	47,074	24,460
Bankcard	12,363	11,818	25,158	22,385
Amortization of other intangible assets	25,268	1,911	42,750	3,871
Regulatory fees	9,259	2,568	17,496	21,963
Other	17,897	6,314	27,516	12,261
Total noninterest expense	393,168	249,067	777,955	503,871
Income before income taxes	275,041	126,910	368,091	260,784
Income tax expense	57,647	25,565	69,364	49,181
NET INCOME	217,394	101,345	298,727	211,603
Less: Preferred dividends	2,012	—	4,025	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$215,382	$101,345	$294,702	$211,603

PER SHARE DATA
Net income per common share – basic	$2.84	$2.08	$4.18	$4.34
Net income per common share – diluted	2.82	2.07	4.16	4.32

Dividends per common share	0.40	0.39	0.80	0.78
Weighted average common shares outstanding – basic	75,923,082	48,744,636	70,523,171	48,704,075
Weighted average common shares outstanding – diluted	76,241,798	48,974,265	70,901,635	48,952,054

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$217,394	$101,345	$298,727	$211,603
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	43,337	(12,727)	119,572	(54,280)
Less: Reclassification adjustment for net gains included in net income	(33)	—	(423)	(139)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	7,989	8,938	16,279	17,727
Change in unrealized gains and losses on debt securities	51,293	(3,789)	135,428	(36,692)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	14,386	(8,775)	37,032	(22,433)
Less: Reclassification adjustment for net losses (gains) included in net income	2,041	(2,066)	2,017	(5,726)
Change in unrealized gains and losses on derivative hedges	16,427	(10,841)	39,049	(28,159)
Other comprehensive income (loss), before tax	67,720	(14,630)	174,477	(64,851)
Income tax (expense) benefit	(17,069)	3,534	(43,474)	16,152
Other comprehensive income (loss)	50,651	(11,096)	131,003	(48,699)
Comprehensive income	$268,045	$90,249	$429,730	$162,904

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2024	$—	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income (loss)	—	—	—	211,603	(48,699)	—	162,904
Dividends ($0.78 per share)	—	—	—	(38,275)	—	—	(38,275)
Purchase of treasury stock	—	—	—	—	—	(7,537)	(7,537)
Issuances of equity awards, net of forfeitures	—	—	(10,964)	—	—	11,667	703
Recognition of equity-based compensation	—	—	10,040	—	—	—	10,040
Sale of treasury stock	—	—	125	—	—	107	232
Exercise of stock options	—	—	54	—	—	124	178
Common stock issuance costs	—	—	(1,317)	—	—	—	(1,317)
Balance - June 30, 2024	$—	$55,057	$1,132,301	$2,984,152	$(605,634)	$(338,529)	$3,227,347

Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	298,727	131,003	—	429,730
Cash dividends declared:
Preferred dividends ($350.00 per share)	—	—	—	(4,025)	—	—	(4,025)
Common dividends ($0.80 per share)	—	—	—	(59,944)	—	—	(59,944)
Purchase of treasury stock	—	—	—	—	—	(15,724)	(15,724)
Issuances of equity awards, net of forfeitures	—	—	(16,202)	—	—	17,002	800
Recognition of equity-based compensation	—	—	40,298	—	—	—	40,298
Sale of treasury stock	—	—	169	—	—	143	312
Exercise of stock options	—	—	112	—	—	246	358
Common stock issuance	—	—	67,056	—	—	168,085	235,141
Preferred stock issuance	294,062	—	—	—	—	—	294,062
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - June 30, 2025	$404,767	$78,666	$4,000,973	$3,409,706	$(442,047)	$(166,300)	$7,285,765

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$36,406,753	6.75%	$23,805,829	6.77%
Securities:
Taxable	13,409,940	3.66	9,033,829	2.74
Tax-exempt	4,273,494	3.87	3,640,028	3.47
Total securities	17,683,434	3.71	12,673,857	2.95
Federal funds and resell agreements	684,747	5.12	246,132	6.00
Interest bearing due from banks	6,660,111	4.45	3,486,907	5.44
Trading securities	16,693	6.54	26,381	6.95
Total earning assets	61,451,738	5.61	40,239,106	5.44
Allowance for credit losses	(367,919)		(228,369)
Other assets	5,787,982		2,465,492
Total assets	$66,871,801		$42,476,229

Liabilities and Shareholders' Equity
Interest-bearing deposits	$41,246,157	3.34%	$24,237,726	3.99%
Federal funds and repurchase agreements	2,767,216	3.97	2,421,727	4.66
Borrowed funds	655,575	7.92	1,744,448	5.66
Total interest-bearing liabilities	44,668,948	3.44	28,403,901	4.15
Noninterest-bearing demand deposits	14,403,211		10,103,035
Other liabilities	839,134		767,687
Shareholders' equity	6,960,508		3,201,606
Total liabilities and shareholders' equity	$66,871,801		$42,476,229
Net interest spread		2.17%		1.29%
Net interest margin		3.10		2.51

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$34,369,543	6.69%	$23,579,936	6.70%
Securities:
Taxable	12,557,618	3.54	9,149,309	2.70
Tax-exempt	4,197,951	3.78	3,686,075	3.44
Total securities	16,755,569	3.60	12,835,384	2.91
Federal funds and resell agreements	620,632	5.10	226,288	5.99
Interest bearing due from banks	6,733,977	4.46	3,395,466	5.44
Trading securities	18,767	7.10	22,137	7.10
Total earning assets	58,498,488	5.53	40,059,211	5.38
Allowance for credit losses	(344,276)		(225,243)
Other assets	5,285,676		2,411,681
Total assets	$63,439,888		$42,245,649

Liabilities and Shareholders' Equity
Interest-bearing deposits	$39,063,362	3.34%	$23,848,724	3.92%
Federal funds and repurchase agreements	2,730,267	3.93	2,403,240	4.66
Borrowed funds	613,236	7.92	1,963,971	5.49
Total interest-bearing liabilities	42,406,865	3.44	28,215,935	4.09
Noninterest-bearing demand deposits	13,918,401		10,084,722
Other liabilities	846,697		772,430
Shareholders' equity	6,267,925		3,172,562
Total liabilities and shareholders' equity	$63,439,888		$42,245,649
Net interest spread		2.09%		1.29%
Net interest margin		3.04		2.50

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$322,619	$66,331	$78,074	$467,024
Provision for credit losses	18,334	430	2,236	21,000
Noninterest income	43,219	107,998	70,968	222,185
Noninterest expense	170,648	105,137	117,383	393,168
Income before taxes	176,856	68,762	29,423	275,041
Income tax expense	37,068	14,412	6,167	57,647
Net income	$139,788	$54,350	$23,256	$217,394

	Three Months Ended June 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$161,163	$50,826	$33,119	$245,108
Provision for credit losses	12,058	268	1,724	14,050
Noninterest income	28,777	94,035	22,107	144,919
Noninterest expense	88,597	92,714	67,756	249,067
Income (loss) before taxes	89,285	51,879	(14,254)	126,910
Income tax expense (benefit)	17,579	9,573	(1,587)	25,565
Net income (loss)	$71,706	$42,306	$(12,667)	$101,345

	Six Months Ended June 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$596,536	$127,489	$140,638	$864,663
Provision for credit losses	85,085	865	21,050	107,000
Noninterest income	80,438	211,792	96,153	388,383
Noninterest expense	343,660	212,402	221,893	777,955
Income (loss) before taxes	248,229	126,014	(6,152)	368,091
Income tax expense (benefit)	46,777	23,746	(1,159)	69,364
Net income (loss)	$201,452	$102,268	$(4,993)	$298,727

	Six Months Ended June 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$319,145	$99,951	$65,446	$484,542
Provision for credit losses	19,823	502	3,725	24,050
Noninterest income	72,755	185,739	45,669	304,163
Noninterest expense	183,852	190,254	129,765	503,871
Income (loss) before taxes	188,225	94,934	(22,375)	260,784
Income tax expense (benefit)	34,411	17,161	(2,391)	49,181
Net income (loss)	$153,814	$77,773	$(19,984)	$211,603

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2025.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income available to common shareholders (GAAP)	$215,382	$101,345	$294,702	$211,603
Adjustments:
Day 1 acquisition provision expense	—	—	62,037	—
Acquisition expense	13,494	9,550	66,663	9,981
Severance expense	373	130	818	276
FDIC special assessment	(726)	(3,800)	(97)	9,200
Tax-impact of adjustments (i)	(3,144)	(1,352)	(29,866)	(4,475)
Total Non-GAAP adjustments (net of tax)	9,997	4,528	99,555	14,982
Net operating income (Non-GAAP)	$225,379	$105,873	$394,257	$226,585

Earnings per common share - diluted (GAAP)	$2.82	$2.07	$4.16	$4.32
Day 1 acquisition provision expense	—	—	0.87	—
Acquisition expense	0.19	0.19	0.94	0.20
Severance expense	—	0.01	0.01	0.01
FDIC special assessment	(0.01)	(0.08)	—	0.19
Tax-impact of adjustments (i)	(0.04)	(0.03)	(0.42)	(0.09)
Operating earnings per common share - diluted (Non-GAAP)	$2.96	$2.16	$5.56	$4.63

GAAP
Return on average assets	1.29%	0.96%	0.94%	1.01%
Return on average common equity	12.72	12.73	9.67	13.41

Non-GAAP
Operating return on average assets	1.35%	1.00%	1.25%	1.08%
Operating return on average common equity	13.31	13.30	12.94	14.36

(i) Calculated using the company’s marginal tax rate of 24.0% for 2025 and 23.0% for 2024. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Noninterest expense	$393,168	$249,067	$777,955	$503,871
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	13,494	9,550	66,663	9,981
Severance expense	373	130	818	276
FDIC special assessment	(726)	(3,800)	(97)	9,200
Total Non-GAAP adjustments (pre-tax)	13,141	5,880	67,384	19,457
Operating noninterest expense (Non-GAAP)	$380,027	$243,187	$710,571	$484,414

Noninterest expense	$393,168	$249,067	$777,955	$503,871
Less: Amortization of other intangibles	25,268	1,911	42,750	3,871
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$367,900	$247,156	$735,205	$500,000

Operating noninterest expense	$380,027	$243,187	$710,571	$484,414
Less: Amortization of other intangibles	25,268	1,911	42,750	3,871
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$354,759	$241,276	$667,821	$480,543

Net interest income	$467,024	$245,108	$864,663	$484,542
Noninterest income	222,185	144,919	388,383	304,163
Less: Gains on sales of securities available for sale, net	33	—	423	139
Total Non-GAAP Revenue (denominator A)	$689,176	$390,027	$1,252,623	$788,566

Efficiency ratio (numerator A/denominator A)	53.38%	63.37%	58.69%	63.41%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	51.48	61.86	53.31	60.94

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net interest income (GAAP)	$467,024	$245,108	$864,663	$484,542
Noninterest income (GAAP)	222,185	144,919	388,383	304,163

Noninterest expense (GAAP)	393,168	249,067	777,955	503,871
Adjustments to arrive at operating noninterest expense:
Acquisition expense	13,494	9,550	66,663	9,981
Severance expense	373	130	818	276
FDIC special assessment	(726)	(3,800)	(97)	9,200
Total Non-GAAP adjustments	13,141	5,880	67,384	19,457
Operating noninterest expense (Non-GAAP)	380,027	243,187	710,571	484,414
Operating pre-tax, pre-provision income (Non-GAAP)	$309,182	$146,840	$542,475	$304,291

Net interest income earnings per common share - diluted (GAAP)	$6.13	$5.00	$12.20	$9.90
Noninterest income (GAAP)	2.91	2.96	5.47	6.21
Noninterest expense (GAAP)	5.16	5.08	10.97	10.29
Acquisition expense	0.19	0.19	0.94	0.20
Severance expense	—	0.01	0.01	0.01
FDIC special assessment	(0.01)	(0.08)	—	0.19
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$4.06	$3.00	$7.65	$6.22

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net interest income (GAAP)	$467,024	$245,108	$864,663	$484,542
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	8,291	6,407	15,796	12,923
Net interest income - FTE (Non-GAAP)	475,315	251,515	880,459	497,465

Noninterest income (GAAP)	222,185	144,919	388,383	304,163

Noninterest expense (GAAP)	393,168	249,067	777,955	503,871
Adjustments to arrive at operating noninterest expense:
Acquisition expense	13,494	9,550	66,663	9,981
Severance expense	373	130	818	276
FDIC special assessment	(726)	(3,800)	(97)	9,200
Total Non-GAAP adjustments	13,141	5,880	67,384	19,457
Operating noninterest expense (Non-GAAP)	380,027	243,187	710,571	484,414
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$317,473	$153,247	$558,271	$317,214

Net interest income earnings per common share - diluted (GAAP)	$6.13	$5.00	$12.20	$9.90
Tax equivalent interest	0.11	0.13	0.22	0.26
Net interest income - FTE (Non-GAAP)	6.24	5.13	12.42	10.16
Noninterest income (GAAP)	2.91	2.96	5.47	6.21
Noninterest expense (GAAP)	5.16	5.08	10.97	10.29
Acquisition expense	0.19	0.19	0.94	0.20
Severance expense	—	0.01	0.01	0.01
FDIC special assessment	(0.01)	(0.08)	—	0.19
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$4.17	$3.13	$7.87	$6.48

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of June 30,
	2025	2024
Total common shareholders' equity (GAAP)	$6,885,023	$3,227,347
Less: Intangible assets
Goodwill	1,812,694	207,385
Other intangibles, net	531,918	67,141
Total intangibles, net	2,344,612	274,526
Total tangible common shareholders' equity (Non-GAAP)	$4,540,411	$2,952,821

Total common shares outstanding	75,927,002	48,745,090

Ratio of total common shareholders' equity (book value) per share	$90.68	$66.21
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	59.80	60.58